EXHIBIT 12.1

                       DAVID T. THOMSON P.C.
                   Certified Public Accountant
                         P.O. Box 571605
                        Murray, Utah 84157

                          April 12, 2001

Board of Directors
Industries International, Incorporated
1236 Wigwam Street
Mesquite, NV   89027

Gentlemen:

     I acknowledge receipt of a copy of the disclosures set forth in the first post-effective amendment to your registration statement on Form 10-SB (SEC Registration No. 0-32053) under the heading "ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS," made in response to Item 304 of Regulation S-B promulgated by the Securities and Exchange
Commission.  This letter will confirm that I agree with the statements made by you in this section.

     There were no disagreements with the Company for the annual periods or for the period up to the date of dismissal.

                                             Sincerely,

                                         /s/ David T. Thomson, President